Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of  City National Rochdale International Trade Fixed Income Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the City National Rochdale International Trade Fixed Income Fund for the period ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the City National Rochdale International Trade Fixed Income Fund for the stated period.

/s/ Garrett R. D’Alessandro Garrett R. D’Alessandro President, City National Rochdale International Trade Fixed Income Fund LLC	/s/ William O’Donnell William O’Donnell Treasurer, City National Rochdale International Trade Fixed Income Fund LLC
Dated: February 24, 2014	Dated: February 25, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by City National Rochdale International Trade Fixed Income Fund for purposes of Section 18 of the Securities Exchange Act of 1934.